Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Nos. 333-47493 and 333-111836 and Form S-8 Nos. 33-39719, 33-38720, 33-62658, 333-42353, 333-46469, 333-61279, 333-61281, 333-53702, 333-53704, 333-60564, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, and 333-118811 of Actuant Corporation of our report dated December 16, 2004 relating to the financial statements of Key Components Inc., which appear in the Current Report on Form 8-K of Actuant Corporation dated December 17, 2004.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

January 3, 2005